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                                   EXHIBIT 11
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

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                                                                                           NINE MONTHS ENDED SEPT. 30
                                                                                             1995         1996
                                                                                             ----         ----

    Actual Weighted Average Shares Outstanding for the Period                               5,745,786      6,343,723
    Dilutive Effects of Stock Options and Warrants Using Average
       Market Price                                                                                 0             0
                                                                                           ----------     ----------

    Total Shares Based on Shares Outstanding and the
       Assumption that All Share Equivalents Are Exercised at
       Average Stock Market Price.                                                          5,745,786      6,343,723
    Additional Dilutive Effect of Stock Options and Warrants
      Being Exercised Using Ending Market Price                                                     0              0
                                                                                           ----------     ----------
   Total Shares Based on Shares Outstanding and the
       Assumption That All Stock Options and Warrants are
       Exercised at Ending Market Price                                                     5,745,786      6,343,723
                                                                                           ==========     ==========


    Net Loss Applicable to Fully Diluted Earnings Per Share                               ($1,955,178)   ($5,692,806)
                                                                                           ==========     ==========



    Fully Diluted Net Loss Per Share                                                      ($      .34)   ($      .90)
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                                                                                          THREE MONTHS ENDED SEPT. 30
                                                                                             1995           1996
                                                                                             ----           ----

Actual Weighted Average Shares Outstanding for the Period                                  6,149,856      6,383,543
    Dilutive Effects of Stock Options and Warrants Using Average
       Market Price                                                                          413,756              0
                                                                                          ----------     ----------

    Total Shares Based on Shares Outstanding and the
       Assumption that All Share Equivalents Are Exercised at
       Average Stock Market Price.                                                         6,563,612      6,383,542
    Additional Dilutive Effect of Stock Options and Warrants
      Being Exercised Using Ending Market Price                                                    0              0
                                                                                          ----------     ----------

   Total Shares Based on Shares Outstanding and the
       Assumption That All Stock Options and Warrants are
       Exercised at Ending Market Price                                                    6,563,612      6,383,543
                                                                                          ==========     ==========


    Net Income (Loss) Applicable to Fully Diluted Earnings Per Share                      $  563,818    ($6,250,834)
                                                                                          ==========     ==========

    Fully Diluted Net Income (Loss) Per Share                                            $       .09    ($      .98)
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